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                                                                   Exhibit 10.19

                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT (the "Lease") by and between H & C HOLDINGS, LLC, a North Carolina limited liability company ("Landlord"), and POWERSECURE, INC., a Delaware corporation authorized to do business in North Carolina (hereinafter "Tenant").

                                   WITNESSETH:

     In consideration of the mutual covenants and agreements contained herein, the parties hereto agree for themselves, their successors and assigns, as follows:

     SECTION 1. PREMISES.

     Landlord, jointly and severally, leases to Tenant, and Tenant leases from Landlord, upon the terms and conditions set forth in this Lease, together with all easements thereto and improvements thereon including, without limitation, the buildings, parking areas, driveways and walkways (hereafter collectively the "Premises"): (i) the real property (the "Land") located at 1601 HERITAGE COMMERCE COURT, WAKE FOREST, WAKE COUNTY, NORTH CAROLINA, (ii) the commercial building to be constructed by Landlord thereon, and all related fixtures and appurtenances (the "Building"), (iii) the parking lots, lawns, sidewalks and other improvements, now or in the future, located on the Land or the Building (the "Improvements"), and (iv) and all rights, easements and appurtenances to the Land, the Building and Improvements upon the Land.

     SECTION 2. TERM.

     The term of this Lease shall commence on the Commencement Date (as identified in Section 30, below), and end at 11:59 p.m. on December 31, 2015 (the "Expiration Date") [herein the "Term"]. Promptly after the Commencement Date, Landlord and Tenant shall execute an agreement, stating the commencement date of this lease.

     If Tenant gives Landlord at least one hundred eighty (180) days advance written notice of its intent to do so prior to the Expiration Date, and is not in default at the time of giving the notice or as of the Expiration Date, Tenant may extend the Term of this lease for one (1) additional term of five (5) years, in which event the Expiration Date will be changed to December 31, 2020.

     SECTION 3. RENT AND SECURITY DEPOSIT.

     3.1 Commencing thirty (30) days following the Commencement Date (the "Rent Commencement Date"), Tenant shall pay to Landlord an annual base rent as shown on SCHEDULE A, which is attached hereto and made a part hereof. The annual base rent shall be


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paid in equal monthly installments, in advance, on the first day of each calendar month during the Term, as shown on SCHEDULE A. All rent due hereunder, including additional rent, shall be paid by Tenant without notice or demand and without right of counterclaim, deduction or set-off. If the Rent Commencement Date is not the first day of a calendar month, Tenant shall pay to Landlord, on the Rent Commencement Date, a fraction of the equal monthly installment, the numerator of which is the number days from the Rent Commencement Date to the end of the calendar month in which that date occurs and the denominator of which is thirty (30).

     3.2 Each rental payment shall be made payable to Landlord and delivered to its notice address, as hereinafter set forth, or at such other place as Landlord may designate by notice to Tenant.

     3.3 Tenant agrees to pay a late charge equal to five percent (5%) of the rent due with any rent payment made after the fifth (5th) day of the month. The said late charge shall not release Tenant of any other obligations for payment of rent or payment of interest on unpaid earned rent, which shall bear interest at the rate of twelve percent (12%) per annum from the date due until paid.

     3.4 Tenant acknowledges and agrees that this Lease will be, except as otherwise expressly stated herein, a complete "NET LEASE" to Landlord, and that, except as otherwise expressly stated herein, Landlord is not responsible during the Term for any costs, charges, expenses or outlays of any nature whatsoever, arising from or relating to the Premises, or the use of and occupancy or contents thereof. During the Term, Tenant shall pay, or reimburse Landlord for, all charges, impositions, costs and expenses of every nature and kind relating to the Premises, except as herein expressly provided to the contrary.

     3.5 All costs, charges and expenses that Tenant assumes, agrees to, or is obligated to Landlord under this Lease shall be deemed additional rent. In the event of nonpayment, Landlord shall have the same rights and remedies with respect to the additional rent as is provided for herein in respect of the payment and the nonpayment of the base annual rent.

     3.6 Tenant shall pay to Landlord, as of the Commencement Date, the sum of $21,968.75 (the "Security Deposit") to be held by Landlord as security for the performance by Tenant of all obligations imposed upon Tenant pursuant to this Lease. The Security Deposit shall bear no interest and Landlord shall be entitled to commingle the Security Deposit with Landlord's other funds. If Tenant defaults with respect to any of the terms, provisions, conditions or covenants of this Lease, Landlord may use or apply all or any part of the Security Deposit to cure such default. Landlord shall not be required to apply all or any portion of the Security Deposit with respect to any particular violation or default by Tenant. Tenant shall reimburse Landlord for any portion of the Security Deposit that Landlord shall, from time to time, apply with respect to any violation by Tenant hereunder promptly upon notice of such application by Landlord. Any portion of the Security Deposit that has not been appropriated by Landlord in accordance with the provisions hereof shall be returned to Tenant only after the expiration of the Term of this Lease, notwithstanding that this Lease may have been terminated


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by Landlord prior thereto in accordance with its provisions, since it is the intention of the parties that such sum of money shall secure Landlord not only as to defaults by Tenant prior to such termination but also for any deficiency of base rent or other charges due to Landlord thereafter under the terms of this Lease. If Landlord transfers its interest in the Premises, Landlord shall have the right to transfer the Security Deposit to the transferee of Landlord's interest. In such event, Landlord shall be deemed released by Tenant from all liability for the return of the Security Deposit and Tenant shall look solely to the transferee for the return of the Security Deposit.

     SECTION 4. TAXES.

     4.1 Tenant shall promptly pay all real estate taxes, assessments and other governmental charges levied against the Premises, whether ordinary or extraordinary, or foreseen or unforeseen, together with any interest and penalties thereon, which become due and payable during the Term ("Imposition"). Tenant's obligations under this Section shall survive the expiration or termination of this Lease. Tenant shall provide to Landlord proof of payment of any Imposition within 10 days after the same has been paid.

     4.2 Tenant may pay any impositions in installments, if payment may be made without penalty, unless such installment payment would violate the terms of any deed of trust against the Premises. All Impositions for the tax year in which this Term begins or terminates shall be apportioned between Tenant and Landlord, except that Tenant shall pay in full, at least 60 days before the Term expires, any Imposition which it has elected to pay in installments.

     4.3 Tenant may contest the amount or validity of any Imposition by appropriate proceedings. However, Tenant shall promptly pay any contested Imposition unless the proceeding prevents or stays its collection and Tenant deposits with Landlord the amount contested and unpaid, together with a sum to cover all charges, interest and penalties that may be assessed against the Premises in such proceeding. Upon the termination of such proceeding, Tenant shall deliver to Landlord proof of the amount of such Imposition, as finally determined. Landlord shall then pay such Imposition out of the sum so deposited with it by Tenant and refund any balance to Tenant. If the amount deposited with Landlord is insufficient to pay the full amount of the contested Imposition, Tenant shall immediately pay any deficiency to Landlord. If, during such proceeding, Landlord deems the sum deposited with it as insufficient, Tenant shall, upon demand, deposit with Landlord such additional sum as Landlord may reasonably request. Landlord, at Tenant's expense, shall join in any such proceeding if required to do so.

     4.4 Beginning January 1, 2006, and on the first day of each calendar year thereafter, Landlord may require Tenant to deposit with Landlord, with each monthly payment of rent, an amount equal to one-twelfth (1/12th) of the amount estimated by Landlord (in its reasonable discretion) as the ad valorem taxes due against the Premises for such calendar year during the Term. Landlord will make reasonable efforts to provide Tenant with Landlord's estimate of such monthly deposit amount by December 15 of the preceding year.


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     SECTION 5. UTILITIES, ETC.

     During the Term, Tenant shall obtain and promptly pay for all sewer, water, electric, heat, trash removal and other utilities and services, including janitorial, furnished to or consumed on the Premises.

     SECTION 6. INSURANCE.

     6.1 During the Term, Tenant shall, at its expense, provide the following insurance coverages:

          (a) Comprehensive and general, public liability insurance against claims for personal injury, death, or property damage occurring in connection with the use and occupancy of the Premises or arising out of their improvement, repair or alteration. The limits of such insurance shall be not less than $1,000,000 per occurrence.

          (b) Property damage insurance of not less than $250,000 for damage to property arising out of any one occurrence.

          (c) Insurance on the Building against loss or damage by fire and other risks embraced by the so-called "Broad Extended Coverage Endorsement" in amounts at all times sufficient to prevent Landlord or Tenant from becoming a coinsurer under the terms of the applicable policy but, in any event, in an amount not less than 100% of the then full insurable value of the Premises, including the Building and all Improvements. The term "Full Insurable Value" means actual replacement value (exclusive of costs of excavation, foundations and footings).

          (d) Rental insurance against loss of rental under a rental value insurance policy covering risk of loss due to the occurrence of any of the hazards insured against under the fire and extended insurance on the Building, in an amount sufficient to prevent Landlord from becoming a coinsurer but in any event, in an amount sufficient to pay for one year the rent payable under this Lease. All proceeds received by Landlord under rent insurance policies will be credited as received against the rent due.

          (e) Landlord's risk public liability insurance with single limits of $1,000,000.

          (f) Fire and extended coverage insurance (contents broad form) on Tenant's personal property located in the Premises in amounts reasonably deemed adequate by Tenant to fully insure such personal property.

     6.2 All insurance required hereunder shall name as insured's Landlord, its employees and agents.


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     6.3 If, during the Term, higher limits of insurance than those referenced above are appropriate, customary and generally required for like Premises utilized for similar uses, Tenant shall, upon Landlord's request, procure such increased limits insurance.

     6.4 All Insurance required hereunder shall be in companies rated "AAA" or better in Best's Insurance Guide and which are qualified to do business in the State of North Carolina. Tenant shall deliver to Landlord copies of policies of such insurance, or certificates evidencing its existence.

     6.5 No policy shall be subject to reduction, cancellation or other modification except after thirty (30) days' prior notice to Landlord and that any loss otherwise payable under the policy shall be payable notwithstanding any act or negligence of Landlord or Tenant that might, absent such agreement, result in a forfeiture of all or a part of the insurance payment.

     6.6 No financed policy has a deductible greater than $5,000 without Landlord's prior consent.

     6.7 All policies shall be written as primary, and not contributing with or in excess of the coverage carried by Landlord or additional insured's, their agents, servants and employees.

     6.8 Tenant's obligations herein may be brought within the coverage of a "blanket policy." However, Landlord and additional insured's shall be named as insured there under as their interests may appear. Furthermore, coverage afford shall not be reduced or diminished by reason of the use of such blanket policy and must be at least equal to the coverage required hereunder.

     6.9 The policy shall provide that it shall not be invalidated as to Landlord or additional insured's by reason of any act or omission by Tenant or any misrepresentations in its application for insurance.

     SECTION 7. WAIVER OF SUBROGATION.

     7.1 Landlord hereby releases Tenant, but only to the extent payment is actually received under such coverage by Landlord, from any liability for loss or damage covered by any insurance policies which Tenant carries with respect to the Premises or any interest or property therein or thereon, whether or not such insurance is required by this Lease and even if the insured peril shall be brought about by the default, negligence or other action of Tenant, Tenant's agent, employees, or any of them; provided, this release shall be in effect only with respect to an insured loss and only so long as Tenant's policy applicable to such loss contains a clause to the effect that this release shall not affect the right of Landlord to recovery under such policy. Landlord does not waive and hereby reserves the right to secure compensation from Tenant for any uninsured loss, any amounts not paid because of deductibles, and other amounts not paid for any reason whatsoever.


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     7.2 Tenant hereby releases Landlord but only to the extent of Tenant's insurance coverage and only to the extent payment is actually received under such coverage by Tenant, from any liability for loss or damage covered by any insurance policies which Tenant carries with respect to the Premises or any interest or property therein or thereon, whether or not such insurance is required by this Lease and even if the insured peril shall be brought about by the default, negligence or other action of Landlord, Landlord's agent, employees, or any of them; provided, this release shall be in effect only with respect to an insured loss and only so long as Tenant's policy applicable to such loss contains a clause to the effect that this release shall not affect the right of Tenant to recovery under such policy. Tenant does not waive and hereby reserves the right to secure compensation from Landlord for any uninsured loss, any amounts not paid because of deductibles, and other amounts not paid for any reason whatsoever. This Section does not modify the limitations of Landlord's liability to Tenant provided under any other sections of this Lease.

     SECTION 8. INDEMNIFICATION.

     8.1 Except to the extent due to Landlord's affirmative negligence or willful misconduct, Landlord shall not be liable for any damage to or loss of, property in the Premises belonging to Tenant, its employees, agents, visitors, licensees, or other persons in or about the Premises, or for damage or loss suffered by the business of Tenant, from any cause whatsoever.

     8.2 Tenant agrees that no claim shall be made against Landlord by Tenant, or by any agent or servant of Tenant, or by others claiming the right to be in the Premises through or under Tenant, for any injury, loss, business interruption, or damage to the Premises or to any person or property occurring upon the Premises from any cause other than the affirmative negligence or willful misconduct of Landlord. In no event shall Landlord be liable to Tenant for any consequential damages sustained by Tenant arising out of loss or damage to any property of Tenant.

     8.3 Except for claims arising out of acts caused by the affirmative negligence or willful misconduct of Landlord or its representatives, Tenant shall indemnify and defend Landlord and the Premises, at Tenant's expense, against all claims, expenses and liabilities arising from (i) the management of or any occurrence on or about the Premises or any adjoining street, curb or sidewalk, (ii) any default by Tenant hereunder, or, (iii) any act or negligence of Tenant or its agent, contractors, employees or licensees.

     SECTION 9. REPAIRS AND MAINTENANCE.

     9.1 Throughout the Term hereof, Tenant, at its sole expense, shall take good care of, and make all necessary repairs and replacements to the Premises, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, or foreseen or unforeseen, as and when necessary. As used in this Section, "repair" and "repairs" include all replacements, renewals, alterations, additions and betterments. All repairs by Tenant shall be at least equal in quality and class to the original work. Whether repairs are necessary and adequate shall be measured by the appropriate standard for repairs of similar construction and class.


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     9.2 In addition to making all necessary repairs, Tenant shall maintain all portions of the Premises in a clean and orderly condition, free of dirt, rubbish, snow, ice and unlawful or dangerous obstructions.

     9.3 If Tenant defaults in making such repairs or replacements, Landlord may make them for Tenant's account, and all expenses and costs thereof shall constitute and be collectible as additional rent.

     SECTION 10. ALTERATIONS.

     10.1 Tenant shall make no alterations, additions or improvements to the Premises without Landlord's prior approval, which shall not be unreasonably withheld or delayed. Any approved modifications, alterations or improvements shall be made in a good and workmanlike manner and shall not weaken the structure of the Premises or lessen its value. All modifications, alterations and improvements shall become and remain the property of Landlord, except that Landlord may require Tenant to remove them at the expiration of the Lease and repair any damages occasioned by such installation or removal.

     10.2 Tenant may, without Landlord's consent, install temporary partitions, shelves, appliances, equipment, trade fixtures and like personal property in the Premises, which items shall remain Tenant's property and may be removed by Tenant prior to the expiration or earlier termination of this Lease, provided, Tenant shall repair any damage to the Premises caused by such removal.

     SECTION 11. FIRE OR OTHER CASUALTY.

     11.1 If the Premises are damaged in whole or in part by fire or other casualty, then Landlord shall oversee the restoration of the Premises (but not any improvements or alterations made to the Premises by Tenant) to a kind and quality substantially similar to that which existed immediately prior to the damage or destruction. Restoration shall be commenced within a reasonable time and, subject to matters beyond Landlord's reasonable control, shall be completed without delay. All insurance proceeds received by Landlord under the provisions of this Lease, less any cost of such recovery, shall be held in trust and applied by Landlord to the payment of such restoration as it progresses.

     11.2 If, at any time within 18 months before the end of the Term, the Premises are so completely destroyed or damaged by fire or other casualty, regardless of whether covered by insurance, so as to render it unfit for Tenant's intended use, and repair or restoration is not economically feasible, either party may terminate this Lease by giving notice to the other party no less than 30, but not more than 60, days following the date of such damage or destruction. If the Lease is so terminated, all basic and additional rent shall be apportioned to the date of termination and all insurance proceeds shall belong to Landlord.


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     11.3 If the Lease is not so terminated and the proceeds of insurance are insufficient to pay the full cost of repair or restoration, Tenant shall pay the deficiency to Landlord, within a reasonable period after demand for the same. Any excess insurance proceeds shall belong to Tenant.

     11.4 Any disbursement of insurance proceeds by a holder of a deed of trust against the Premises shall be deemed to have been made by Landlord. If any holder of a deed of trust refuses to disburse any portion of insurance proceeds to which Tenant is entitled, Landlord shall provide an equivalent sum from other sources.

     11.5 Except as provided in 11.2, above, the fact that all or part of the Premises is destroyed or damaged shall not affect the provisions of this Lease and Tenant's obligations under this Lease, including the payment of basic rent, additional rent, and other charges shall continue without abatement.

     SECTION 12. CONDEMNATION.

     12.1 If the whole of the Premises shall be taken for any public or quasi-public use or purpose, or by right of eminent domain or by any private purchase by any public authority in lieu of the exercise of the right of eminent domain, or if any part of the Premises is so taken, and the part not so taken is for the reasonable operation of Tenant's business then, in either of such events, this Lease shall cease and expire on the date possession shall be taken on any part thereof, and all rights and other charges shall be prorated and paid to such date and this Lease shall thereafter terminate and neither party hereto shall have any further obligation hereunder.

     12.2 If only a part of the Premises is so taken and the part not so taken shall be sufficient for the reasonable operation of Tenant's business, this Lease shall remain unaffected.

     12.3 In the event of any taking, Landlord shall be entitled to the entire condemnation award, regardless of whether this Lease is terminated in accordance with this Section, except that Tenant shall be entitled to any separate award allocated by the condemning authority for Tenant's trade fixtures, personalty, moving expenses, business interruption or loss of profits, and any such award made directly to Tenant shall belong entirely to Tenant. Landlord and Tenant agree that this Lease shall control the rights of Landlord and Tenant in any such award.

     SECTION 13. DEFAULT.

     If any of the following events shall occur: (i) Tenant fails to pay the rent or any other sums payable by Tenant under this Lease, and the failure continues for a period of ten (10) days after notice from Landlord, (ii) Tenant fails to perform any other obligations under this Lease and the failure continues for thirty (30) days after written notice from Landlord, or for an unreasonable period of time if thirty (30) days is not sufficient time to repair, remedy or correct the obligation breached, (iii) Tenant abandons the Premises, (iv) Tenant becomes bankrupt or insolvent or files or has filed against it a petition in bankruptcy, or for the appointment of a receiver, or for reorganization or arrangement or other relief under the National Bankruptcy Act,


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or makes an assignment for the benefit of creditors, or (v) Tenant suffers the
Lease to be taken under any writ of execution and such writ is not vacated or set aside within thirty (30) days, then, in any such event, Landlord shall have the immediate right to re-enter the Premises, without resort to legal process, with or without terminating this Lease. If Landlord elects to reenter the Premises, as herein provided, or should it take possession pursuant to legal proceedings, Landlord may either terminate this Lease or it may, from time to time without terminating this Lease, relet the Premises for such term and at such rentals and upon such other terms and conditions as Landlord may deem advisable. If such reletting shall yield rents insufficient for any month to pay the rental due by Tenant hereunder for that month, Tenant shall be liable to Landlord for the deficiency and the same shall be paid monthly. No such reentry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease unless notice of such termination is given by Landlord to Tenant at the time of such reentry; but, notwithstanding any such reentry and reletting without termination, Landlord may at any time thereafter, elect to terminate this Lease for such previous breach. Landlord reserves all rights and remedies available to Landlord at law or in equity as a result of Tenant's default.

     SECTION 14. USE OF PREMISES.

     The Premises shall be used solely for the purpose of conducting a business engaged in the design, engineering, manufacturing, marketing, distribution, installation, monitoring and servicing of peak generation and energy information management systems. Any other use will require Landlord's prior consent, but in no event shall Tenant make any use of the Premises that is in violation of any laws, codes or regulations pertaining to occupancy, environmental and safety requirements, or which might constitute a nuisance or trespass, or which increases, or would increase, the fire insurance premiums on the Premises.

     SECTION 15. ASSIGNMENT OR SUBLETTING.

     Tenant may not assign this Lease, or otherwise encumber this Lease, in whole or in part, or sublet all or any part of the Premises, without Landlord's prior consent. Notwithstanding any permitted assignment or subletting, Tenant shall, at all times, remain directly, primarily and fully responsible and liable for the payment of the rent herein specified, including any additional rent and charges, and for compliance with all of the other obligations and conditions of Tenant under this Lease. For purposes of this Section, an assignment shall include a transfer of more than fifty percent (50%) ownership interest in Tenant, or the transfer of substantially all of Tenant's assets, whether all at once or within a period of twelve (12) consecutive months. Tenant shall pay all of Landlord's costs and expenses in connection with reviewing and approving any requested assignment, encumbrance or sublease, including reasonable attorneys' fees.

     SECTION 16. SURRENDER OF PREMISES.

     Upon the expiration or earlier termination of this Lease, Tenant shall surrender to Landlord the Premises in good condition and repair, ordinary wear and tear, fire and other casualty, governmental takings and alterations which are required pursuant to of this Lease,


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excepted.

     SECTION 17. NOTICES.

     All notices or communications required or permitted by this Lease shall be in writing and shall be personally delivered, delivered by overnight courier, or delivered by United States mail, to the applicable address set forth below, or to such other address as may be designated by any party hereto by a notice to the other party hereto in accordance with the provisions of this Section. All notices hereunder shall be deemed to be duly given and received on the date of delivery, if personally delivered or if delivered by overnight courier, or on the date shown on the signed receipt, if mailed prepaid, by first class, registered or certified mail.

     Landlord's Address:

          700 Exposition Place
          Suite 131
          Raleigh, NC 27615
          Attn: Charles C. Sites, Manager

     Tenant's Address:

          1601 Heritage Commerce Court
          Wake Forest, NC 27587
          Attn: Sidney Hinton, CEO

     SECTION 18. SUBORDINATION TO MORTGAGES.

     This Lease, and Tenant's rights under this Lease, are subject and subordinate to the lien of any mortgage or deed of trust (hereinafter called "Mortgage") now, or in the future, affecting the Premises, and all renewals, modifications, consolidations, replacements, substitutions, additions and extensions thereof, and no further agreements or documents shall be required to render this Lease, and the Tenant's rights, subordinate to such Mortgage. Lessee agrees, upon demand by Lessor, without charge, to execute any instrument that may be required to effectuate such subordination. At Tenant's request and at Tenant's expense, Landlord shall endeavor to obtain for Tenant, from any mortgagee, a non-disturbance agreement in recordable form providing, in substance, that Tenant's tenancy shall not be disturbed nor affected by any default under the Mortgage provided that Tenant is not in default under this Lease.

     SECTION 19. HOLDING OVER.

     If Tenant remains in possession of the Premises, or any part thereof, after the expiration of the Term, whether with or without Landlord's acquiescence or Landlord's written consent, Tenant shall be deemed only a tenant at will and there shall be no renewal of this Lease without an agreement signed by both parties specifying such renewal. The "monthly" rental payable by


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Tenant during any such tenancy at will period shall be one hundred fifty percent
(150%) of the monthly rental payable during the last month of the Term. Tenant shall also remain liable for all other amounts due under this Lease as well as for all damages, direct and consequential, suffered by Landlord as a result of any holdover without Landlord's written acquiescence.

     SECTION 20. SIGNS.

     Tenant may not erect, install, or display any sign or advertising material upon the exterior of the Premises or elsewhere on the Premises, or the walls thereof, or in any window therein, without Landlord's prior consent, which consent will not be unreasonably withheld or delayed. Any and all signs placed on the Premises by Tenant shall be installed and maintained in compliance with all applicable governmental laws and regulations, and Tenant shall be responsible to Landlord for any damage caused by the installation, use or maintenance of its signs. At the expiration or earlier termination of this Lease, Tenant shall remove any of its signs and shall repair any damages incidental to the installation or removal of such signs.

     SECTION 21. BROKERS.

     Landlord and Tenant shall defend, indemnify and hold the other harmless from any and all claims for brokerage commissions or other compensation for services rendered at its instance in connection with this transaction. The provisions of this Section shall survive termination of this Lease.

     SECTION 22. RLGHT OF ENTRY.

     Landlord, and those persons authorized by it, shall have the right to enter the Premises, during normal business hours and upon reasonable advance notice to Tenant, for purposes of inspecting its condition, making repairs, showing the same to prospective purchasers and/or lenders (at any time during the Term), or prospective tenants (during the last twelve (12) months of the Term), as well as at any time, and without prior notice to Tenant, in the event of emergency involving possible injury to property or persons in or around the Premises.

     SECTION 23. HAZARDOUS MATERIALS.

     23.1 Landlord represents and warrants to Tenant that up and until the Commencement Date no toxic, explosive or other dangerous materials or hazardous substances have been concealed within, buried beneath or removed from and stored off-site of the Premises, and Landlord shall indemnify Tenant against any and all claims, demands, liabilities, losses and expenses, including consultant fees, court costs and reasonable attorneys' fees, arising out of any breach of the foregoing representation and warranty. As between the parties, Landlord shall have sole responsibility for any clean-up or other costs resulting from any environmental conditions existing on the Premises on the date of this Lease.

     23.2 Tenant represents and warrants to Landlord that from and after the


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Commencement Date, no toxic, explosive or other dangerous materials or hazardous substances will be used, stored, generated or disposed of on or in the Premises, and Tenant shall indemnify Landlord against any and all claims, demands, liabilities, losses and expenses, including consultant fees, court costs and reasonable attorneys' fees, arising out of any breach of the foregoing representation and warranty. As between the parties, Tenant shall have sole responsibility for any clean-up or other costs resulting from any environmental conditions existing on the Premises on or after the date of this Lease.

     SECTION 24. QUIET ENJOYMENT.

     Landlord covenants that if Tenant pays the rent and performs all of its obligations under this Lease, Tenant shall peaceably and quietly enjoy and possess the Premises throughout the Term, subject only to the conditions set forth in this Lease.

     SECTION 25. MECHANICS LIEN.

     Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Premises or to charge the rent payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and attach to, if at all, only the leasehold interest of Tenant hereunder. Tenant covenants and agrees that it will pay, or cause to be paid, all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Landlord in the Premises or under the terms of this Lease.

     SECTION 26. LESSOR'S LIABILITY.

     Notwithstanding anything to the contrary contained in this Lease, Tenant agrees and understands that Tenant shall look solely to the estate and property of Landlord in the Premises for the enforcement of a judgment (or other judicial decree) requiring the payment of money by Landlord to Tenant by reason for default or breach of Landlord in the performance of its obligations under this lease, it being intended that there will absolutely be no personal liability on the part of Landlord, or Landlord's heirs, personal representatives, successors, assigns, trustees, members, managers, shareholders, directors or employees, with respect to any of the terms, covenants and conditions of this Lease, and no other assets of Landlord, or of Landlord's heirs, personal representatives, successors, assigns, trustees, members, managers, shareholders, directors or employees, shall be subject to levy, execution, attachment, or any other legal process for the enforcement or satisfaction of the remedies pursued by Tenant in the event of such default or breach, this exculpation of liability to be absolute and without exception whatsoever.

     SECTION 27. SECURITY INTEREST.

     (Intentionally Omitted).

     SECTION 28. FORCE MAJEURE.

     In the event Landlord or Tenant shall be delayed, hindered or prevented from the performance of any act required hereunder, by reason of governmental restrictions, scarcity of labor or materials, strikes, or any other reasons beyond its reasonable control, the performance of such act shall be excused for the period of delay, and the period of performance of any such act shall be extended as necessary to complete performance after the delay period. However, the provisions of this Section shall in no way be applicable to Tenant's obligation to pay rent or any other amounts required by this Lease.

     SECTION 29. TRANSFER OF LANDLORD'S INTEREST.

     If Landlord shall sell, assign or transfer all or any part of its interest in the Premises or in this Lease to a successor in interest which expressly assumes the obligations of Landlord hereunder, then Landlord shall thereupon be released or discharged from all covenants and obligations hereunder, and Tenant shall look solely to such successor in interest for the performance of all of Landlord's obligations and such successor shall be obligated to perform all of Landlord's obligations under this Lease which accrue after the date of such transfer. Tenant's obligations under this Lease shall in no manner be affected by Landlord's sale, assignment, or transfer of all or any part of such interest(s) of Landlord, and Tenant shall thereafter attorn and look solely to such successor in interest as the landlord hereunder.

     SECTION 30. CONSTRUCTION OF IMPROVEMENTS AND TERM AND RENT COMMENCEMENT.

     30.1 The construction of the Building and Improvements (the "Construction") shall be in accordance with Landlord's plans and specifications (the "Plans and Specs"), a copy of which has been submitted to, and approved by, Tenant (as evidenced by its initials to the pages thereof).

     30.2 Landlord shall begin the Construction as soon as reasonably possible following the effective date of this Lease and shall complete the Construction as soon thereafter as reasonably possible (with an expected completion on or before January 1, 2006).

     30.3 Landlord, at its sole cost and expense, shall construct the Premises in substantial conformance with the Plans and Specs. Landlord shall be responsible for obtaining, at its sole cost and expense, all necessary zoning, construction, use and occupancy permits for the Premises.

     30.4 The Construction shall be deemed substantially completed (the "Completion Date") when Landlord obtains an occupancy permit for the Premises and the Premises are made available to Tenant for its permitted use.

     30.5 The "Commencement Date" shall be the Completion Date of the Construction.

     30.6 The "Rent Commencement Date" shall be 30 days following the Commencement Date.

     30.7 Tenant's taking possession of the Premises shall be conclusive evidence, as against Tenant, that, at the time of the Commencement Date and Tenant's taking possession of the Premises, Landlord substantially completed the Construction and that Tenant takes the Premises in its "AS-IS" condition.. Within 30 business days after the Commencement Date, a representative of both Landlord and Tenant shall survey the Premises for the purpose of determining which items of the Construction remain to be completed, which they shall reduce to an itemized agreed "punch" list. Landlord shall complete the punch list items within a reasonable time.

     30.8 Landlord shall assign and deliver to Tenant all guaranties and warranties of all components comprising the Construction and the Building and Improvements, to the extent the same are assignable.

     30.9 If the Construction is delayed due to any act or omission of Tenant, or of its agents, employees, or contractors, the Completion Date of the Construction shall be the day on which the Construction would have been completed but for the delay. For this purpose, a delay shall include

          (a) delay in submission of authorizations and approvals required for the execution and completion of the Construction;

          (b) delay due to: (i) changes made by or on behalf of Tenant in the Plans and Specs or in the Construction; (ii) postponement by Landlord of the Construction, either at Tenant's request or because Tenant must perform work on an item before Landlord does so( and Landlord agrees to give Tenant notice of the delay and all additional costs resulting from it before commencing or postponing the Construction); (iii) any other interference by Tenant or its agents, servants or employees, with the Construction.

     30.10 If Landlord sustains additional costs or damages as a result of any delay of the Construction by Tenant, Tenant shall pay to Landlord (in addition to the rent) all reasonable costs and damages sustained by Landlord as a result of such delay.

     SECTION 31. OPTION TO PURCHASE.

     31.1 Beginning one (1) year from the Commencement Date and continuing for a period of six (6) months thereafter (the "Option Period"), Tenant shall have the first right and option to purchase the Premises (the "Option").

     31.2 Tenant may exercise the Option at any time during the Option Period by giving Landlord a duly executed notice of such exercise.

     SECTION 32. MISCELLANEOUS PROVISIONS.

     32.1 If any provision of this Lease or its application to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of that provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     32.2 This Lease, together with all exhibits hereto, contains the complete agreement of the parties concerning the subject matter, and there are no oral or written understandings, representations or agreements pertaining thereto, which have not been incorporated herein. This Lease creates only the relationship of landlord and tenant between the parties, and nothing herein shall impose upon either party any powers, obligations or restrictions not expressed herein.

     32.3 This Lease may be amended only by subsequent written agreement between Landlord and Tenant.

     32.4 At Tenant's request, Landlord shall execute and deliver to Tenant a memorandum of this Lease for recording purposes.

     32.5 TIME IS OF THE ESSENCE in every particular of this Agreement, especially where the obligation to pay money is involved.

     32.6 This Lease shall bind, and inure to the benefit, of the parties and their respective successors and assigns.

     32.7 If either party places in the hands of an attorney the enforcement of this Lease, or any part thereof, for the collection of any rent or other charges due or to become due hereunder, or recovery of the possession of the Premises, or otherwise files suit hereunder, the non-prevailing (or defaulting) party covenants and agrees to pay, and to indemnify the other party, against all reasonable legal costs and expenses, including attorneys fees, lawfully and reasonably incurred in connection with such proceeding or action.

     32.8 This Lease shall be governed by and construed and enforced under the laws of North Carolina and the parties submit to the jurisdiction of the courts of North Carolina.

     32.9 No waiver of any condition or covenant of this Lease by either party shall be deemed to imply or constitute a further waiver of the same or any other condition or covenant, and nothing contained in this Lease shall be construed to be a waiver on the part of Landlord of any right or remedy in law or otherwise.

     32.10 The captions and headings in this Lease are for convenience and reference only, and they shall, in no way, be held to explain, modify, or construe the meaning of the terms of this Lease.

     32.11 For all purposes of this Lease, the singular shall include the plural, the masculine the feminine and neuter, and vice versa.

     32.12 Effective as of the Rent Commencement Date, the lease between Landlord and Tenant, of the premises located at 230 Capcom Avenue, Suite 107, Wake Forest, NC 27587, shall terminate, and be null and void, and neither party shall have any claim against, or obligation to, the other party except as to those matters involving payments or other obligations then due one party to the other.

                      (BALANCE OF PAGE INTENTIONALLY BLANK)

     EXECUTED by Tenant as of the _____ day of March, 2005.

                                        POWERSECURE, INC.


                                        By: /s/ Sidney Hinton
                                            ------------------------------------
                                            Sidney Hinton, President & CEO


     EXECUTED by Landlord as of the ____ day of March, 2005.

                                        H & C HOLDINGS, LLC


                                        By: /s/ Charles E. Sites
                                            ------------------------------------
                                            Charles E. Sites, Managing Member

                                   SCHEDULE A

                                      RENT

Period              Annual Rent   Monthly Rent
------              -----------   ------------
Rent Commencement
Date - 12/31/05
(if applicable)                    $21,968.75

1/1/06 - 12/31/06   $263,625.00    $21,968.75
1/1/07 - 12/31/07   $271,534.00    $22,627.84
1/1/08 - 12/31/08   $279,680.00    $23,306.67
1/1/09 - 12/31/09   $288,070.00    $24,005.84
1/1/10 - 12/31/10   $296,712.00    $24,726.00
1/1/11 - 12/31/11   $305,614.00    $25,467.84
1/1/12 - 12/31/12   $314,782.00    $26,231.84
1/1/13 - 12/31/13   $324,225.00    $27,018.75
1/1/14 - 12/31/14   $333,952.00    $27,829.34
1/1/15 - 12/31/15   $343,971.00    $28,664.25